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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Annual Report (Form 10-
K) of Groundwater Technology, Inc. of our report dated May 26, 1995, included in the 1995 Annual Report to Stockholders of Groundwater Technology, Inc.

  Our audits also included the financial statement schedules of Groundwater Technology, Inc. listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

  We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-9754, 33-9756, 33-19289, 33-28059, 33-27781, and
33-43156) pertaining to the 1982 Stock Option Plan, the 1986 Employee Stock Purchase Plan, the 1987 Stock Plan, the 1987 Stock Plan, as amended, the 1988 Non-Employee Director Stock Option Plan, and the 1987 Stock Plan and the 1986 Employee Stock Purchase Plan, as amended, respectively, of Groundwater Technology, Inc. of our report dated May 26, 1995, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of Groundwater Technology, Inc.

                                          /s/ Ernst & Young LLP

Boston, Massachusetts
July 24, 1995